UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2011

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously announced, on November 29, 2010, Alberto-Culver Company (“Alberto Culver”), Unilever N.V., Unilever PLC, Conopco, Inc. and Ace Merger, Inc. (collectively, “Unilever”), and the other defendants and plaintiffs in (1) a consolidated action captioned In re Alberto-Culver Company Shareholder Litigation, C.A. No. 5873-VCS before the Court of Chancery in the State of Delaware (the “Consolidated Delaware Action”), (2) David Jaroslawicz v. Leonard H. Lavin, et al., Case No. 1:10-CV-6815 before the United States District Court for the Northern District of Illinois (the “Jaroslawicz Action”), and (3) Dolores Joyce v. Leonard H. Lavin, et al., Case No. 1:10-CV-7212, also before the United States District Court for the Northern District of Illinois (together with the Jaroslawicz Action, the “Illinois Actions”), entered into a Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement”) resolving all claims by Alberto Culver shareholders (other than statutory appraisal rights) arising in connection with Unilever’s pending acquisition of Alberto Culver pursuant to the Agreement and Plan of Merger, dated as of September 27, 2010 and amended as of November 29, 2010, including all claims in the Consolidated Delaware Action and the Illinois Actions. In connection with the Settlement Agreement, on or about January 4, 2011, Alberto Culver began mailing a Notice of Pendency and Proposed Settlement of Shareholder Litigation to its stockholders of record during the period between September 27, 2010 and December 28, 2010, a copy of which is attached hereto as Exhibit 99.1. A copy of the Settlement Agreement is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

Number	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Litigation

99.2	Stipulation and Agreement of Compromise and Settlement, dated as of November 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ RALPH J. NICOLETTI
Name:	Ralph J. Nicoletti
Title:	Executive Vice President and Chief Financial Officer

Date: January 4, 2011

EXHIBIT INDEX

Number	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Litigation

99.2	Stipulation and Agreement of Compromise and Settlement, dated as of November 29, 2010